Exhibit 99.1

                           [LOGO OF ACCESS WORLDWIDE]

Contacts:
   Access Worldwide Communications, Inc.   Access Worldwide Communications, Inc.
   (571) 438-6140                          (571) 438-6140
   Mark Wright                             Richard Lyew
   Investor Relations                      Executive Vice President & CFO
   mwright@accessww.com                    rlyew@accessww.com

            ACCESS WORLDWIDE REPORTS SECOND QUARTER FINANCIAL RESULTS

BOCA RATON, FL - August 15, 2005 - Access Worldwide Communications, Inc. (OTC Bulletin Board: AWWC), a leading marketing services company, today reported financial results for the quarter ended June 30, 2005.

For the Three Months Ended June 30, 2005
----------------------------------------

Revenues for the second quarter of 2005 decreased 32.1% to $9.5 million from revenues of $14.0 million for the second quarter of 2004. We reported a loss from operations for the second quarter of 2005 of $(0.3) million, compared to income from operations of $0.8 million for the second quarter of 2004. We reported a net loss of $(0.7) million, or $(0.06) diluted loss per share, for the quarter ended June 30, 2005, compared to net income of $0.4 million, or $0.04 diluted income per share, for the quarter ended June 30, 2004. Total weighted average diluted shares outstanding for the quarters ended June 30, 2005 and June 30, 2004 were 11,286,219 and 11,392,684, respectively.

Lower consolidated revenues in the second quarter of 2005 were driven primarily by the decrease in revenues from our Business Services segment, which was the result of the lengthy lead time necessary for our two new business development professionals to replace the revenues lost from a prior client due to regulatory changes. This was amplified slightly by a decrease in revenues in our Pharmaceutical Services segment, due to the launch of a major DTC program for one of our clients in 2004 with no similar launch in 2005. The loss from operations was primarily attributed to the decrease in revenues in our Business Services Segment.

For the Six Months Ended June 30, 2005
--------------------------------------

Our revenues decreased $7.0 million, or 26.0%, to $19.9 million for the six months ended June 30, 2005, compared to $26.9 million for the six months ended June 30, 2004. Revenues for the Pharmaceutical Segment decreased $0.6 million, or 4.4%, to $13.0 million for the six months ended June 30, 2005, compared to $13.6 million for the six months ended June 30, 2004. Revenues for the Business Segment decreased $6.4 million, or 48.1%, to $6.9 million for the six months ended June 30, 2005, compared to $13.3 million for the six months ended June 30, 2004.

We reported net loss and diluted earnings per share of $(1.3) million and $(0.11), respectively, for the six months ended June 30, 2005, compared to net income and diluted earnings per share of $0.2 million and $0.01, respectively, for the six months ended June 30, 2004. Total weighted average diluted shares outstanding for the six months ended June 30, 2005 and June 30, 2004 were 11,064,969 and 11,264,974, respectively.

"We continue to remain focused on continuing momentum at our pharmaceutical services division while investing in Business Development professionals to improve our revenue performance at our other divisions," stated Richard Lyew, the Company's Chief Financial Officer.

Founded in 1983, Access Worldwide provides a variety of sales, marketing and medical education services. Among other things, we reach physicians, pharmacists and patients on behalf of pharmaceutical clients, educating them on new drugs, prescribing indications, medical procedures and disease management programs. Services include product stocking, medical education, database management, clinical trial recruitment and teleservices. For clients in the telecommunications, financial services, insurance and consumer products industries, we reach the established mainstream and growing multicultural markets with multilingual teleservices. Access Worldwide is headquartered in Boca Raton, Florida and has about 800 employees in offices throughout the United States and Asia. More information is available at www.accessww.com.

This press release contains forward-looking statements including statements regarding financial results. Such statements involve known or unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements, include, but are not limited to, the following: our ability to continue as a going concern if we are unable to generate cash flow and income from continuing operations; our ability to continue to comply with the financial covenants contained under our debt agreement; competition from other third-party providers and those clients and prospects who may decide to do work in-house that we currently do for them; our ability to successfully operate at capacity our new communication center in Manila, Philippines; consolidation in the pharmaceutical, medical, telecommunications and consumer products industries which reduces the number of clients and prospects that are able to be served; potential consumer saturation reducing the need for services; our ability and clients' ability to comply with state, federal and industry regulations; our reliance on a limited number of major clients and the reduction in services performed for or the loss of one or more major clients; our ability to develop or fund the operations of new products or service offerings; our reliance on technology; our reliance on key personnel and labor force and the ability to recruit additional personnel; the volatility of our stock price; and the unpredictability of the outcome of the litigation in which we are involved. For a more detailed discussion of these risks and others that could affect results, see our filings with the Securities and Exchange Commission, including the risk factors section of Access Worldwide's Annual Report on Form 10-K for the year ended December 31, 2004 filed with the Securities and Exchange Commission. The Company assumes no duty to update any forward-looking statements.

                                - Tables Follow -

                      ACCESS WORLDWIDE COMMUNICATIONS, INC.
                      Condensed Consolidated Balance Sheets

                                                                                 JUNE 30,      DECEMBER 31,
                                                                                  2005            2004
                                                                              -------------   -------------
                                                                               (Unaudited)
ASSETS
  Current Assets
    Cash and cash equivalents                                                 $   2,418,041   $   2,570,546
    Restricted cash                                                                 123,000         122,000
    Accounts receivable, net                                                      8,937,296       7,567,448
    Unbilled receivables                                                          1,569,353         398,547
    Other assets, net                                                               770,492       1,001,671
                                                                              -------------   -------------
      Total current assets                                                       13,818,182      11,660,212

  Property and equipment, net                                                     3,676,761       3,614,322
    Restricted cash                                                                 466,000         589,000
    Other assets, net                                                               901,030         146,177
                                                                              -------------   -------------
      Total assets                                                            $  18,861,973   $  16,009,711
                                                                              =============   =============
LIABILITIES, MANDATORILY REDEEMABLE PREFERRED
 STOCK AND COMMON STOCKHOLDERS' DEFICIT
  Current Liabilities
    Current portion of indebtedness                                               6,101,863       2,955,450
    Current portion of indebtedness - related parties                               352,334         352,334
    Accounts payable                                                              1,518,635         739,438
    Accrued expense                                                               2,513,406       3,022,695
    Grants payable                                                                   80,000       2,257,000
    Accrued salaries, wages and related benefits                                    875,348       1,204,301
    Deferred revenue                                                              4,377,485       2,981,859
    Accrued interest and other related party expenses                               100,682          12,673
                                                                              -------------   -------------
      Total current liabilities                                                  15,919,753      13,525,750

    Long-term portion of indebtedness                                               143,494         135,008
    Other long-term liabilities                                                     879,975         786,386
    Convertible Notes, net                                                        1,783,712       1,427,685
  Mandatorily redeemable preferred stock, $0.01 par value:
    2,000,000 shares authorized, 40,000 shares issued
    and outstanding                                                               4,000,000       4,000,000
                                                                              -------------   -------------
      Total liabilities                                                          22,726,934      19,874,829
                                                                              -------------   -------------
  Commitments and contingencies

  Common Stockholders' Deficit
    Common stock, $0.01 par value: voting 20,000,000 shares authorized;
     12,096,219 and 10,841,719 shares issued and outstanding,
      respectively                                                                  120,962         108,417
    Additional paid-in capital                                                   67,472,916      66,228,271
    Accumulated deficit                                                         (71,442,339)    (70,182,006)
    Deferred compensation                                                           (16,500)        (19,800)
                                                                              -------------   -------------
      Total common stockholders' deficit                                         (3,864,961)     (3,865,118)
                                                                              -------------   -------------
    Total Liabilities, mandatorily redeemable preferred stock
      And common stockholders' deficit                                        $  18,861,973   $  16,009,711
                                                                              =============   =============

                      ACCESS WORLDWIDE COMMUNICATIONS, INC.
                 Condensed Consolidated Statements of Operations

                                                 For the Three Months Ending     For the Six Months Ending
                                                           June 30                         June 30
                                                ----------------------------    ----------------------------
                                                    2005            2004            2005            2004
                                                ------------    ------------    ------------    ------------
                                                         Unaudited                       Unaudited
Revenues                                        $  9,535,225    $ 13,960,350    $ 19,886,019    $ 26,941,212
Cost of revenues                                   5,593,618       7,645,882      11,103,091      15,669,831
                                                ------------    ------------    ------------    ------------
Gross Profit                                       3,941,607       6,314,468       8,782,928      11,271,381

Selling, general & administrative expenses         4,192,145       5,550,954       9,214,489      10,441,048
                                                ------------    ------------    ------------    ------------
(Loss) income from operations                       (250,538)        763,514        (431,561)        830,333

Interest expense, net                               (439,914)       (334,257)       (828,772)       (676,283)
                                                ------------    ------------    ------------    ------------
Net (loss) income                               $   (690,452)   $    429,257    $ (1,260,333)   $    154,050
                                                ============    ============    ============    ============
Basic (loss) income per share:
  - Net (loss) income                           $      (0.06)   $       0.04    $      (0.11)   $       0.02

Weighted average common shares outstanding        11,286,219       9,839,312      11,064,969       9,789,907

Diluted (loss) income per share:
  - Net (loss) income                           $      (0.06)   $       0.04    $      (0.11)   $       0.01

Weighted average common shares outstanding        11,286,219      11,392,684      11,064,969      11,264,974